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                                                                    EXHIBIT 10.9


                           LOAN MODIFICATION AGREEMENT

   This Loan Modification Agreement is entered into as of August 30, 2000 by and between Crossroads Systems, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 17, 1999, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF CHANGE IN TERMS

   A. Modification(s) to Loan Agreement.

      1. Section 2.1.2 entitled "Letters of Credit" is hereby amended in part to increase the face amount of outstanding Letters of Credit (including drawn but reimbursed Letters of Credit and any Letter of Credit Reserve) from $500,000 to $1,000,000.

      2. Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

         Borrower will maintain as of the last day of each month:

         (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00.

         (ii) Debt/Tangible Net Worth Ratio. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.00


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      3. The following term as defined in Section 13.1 entitled "Definitions" is hereby amended to read as follows:

         "Revolving Maturity Date" is December 31, 2000

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Two Thousand Dollars ($2,000) (the "Loan Fee"), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

   This Loan Modification Agreement is executed as of the date first written above.

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
BORROWER:                                    BANK:
CROSSROADS SYSTEMS, INC.                     SILICON VALLEY BANK

By:                                          By:
   --------------------------                   ----------------------------

Name:                                        Name:
     ------------------------                     --------------------------

Title:                                       Title:
      -----------------------                     --------------------------

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